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                                                                    Exhibit 10.3

                         AGREEMENT As of August 4, 1997

The Animation Factory, Inc.
3100 N. 29th Court
Hollywood, FL 33020

RE:  TWO(2) INTELLECTUAL PROPERTIES TENTATIVELY KNOWN AS "ATOMIC ANTS & GOBLINS"
Gentlemen:

Set forth below are the terms and conditions (the "Agreement") pursuant to which REALM PRODUCTION AND ENTERTAINMENT, INC. ("Realm") shall acquire from THE ANIMATION FACTORY, INC. ("Producer") the exclusive distribution of all rights and a Fifty Percent (50%) equity participation to the tentatively entitled computer animation concepts known as "Atomic Ants & Goblins" (the "Concepts") to be produced as television series (the "Series").

THIS AGREEMENT SUPERCEDES THE AGREEMENT BETWEEN THE PARTIES DATED DECEMBER 4, 1996, AND MAKES SAID AGREEMENT NULL AND VOID.

1. Upon execution of the Agreement, and completion of the below listed items, and subject only to the items listed below, this Agreement shall be in full force and effect for perpetuity,
     a. "ATOMIC ANTS": The parties acknowledge that Realm has paid to "Producer", $13,000, and agrees to fund an additional $7,000 to producer to upgrade and complete the existing trailer (for a total of $20,000).
     b. "GOBLINS": The parties acknowledge that Realm will pay to "Producer", the sum of $10,000, and agrees to fund an additional $15,000 to producer for the completion of a test trailer (for a total of $25,000). Said $25,000 is to be spent as follows:

                    Producer                  $10,000
                    6 Digitized Characters     $5,000
                    Robotic Puppet (1)         $5,000
                    Studio Shoot               $2,000
                    Marketing costs            $3,000

                    Total                     $25,000

2. (a) In the event Realm arranges production financing necessary to produce the television series based upon budgets to be mutually agreed upon between the parties to create, then said series shall go into production for a minimum of 13 episodes.
     (b) In the event Realm and Producer comply with Section 2a above, the Producer agrees to pay to Realm the following fees and compensations:
          (1) From gross revenues, Realm shall be entitled to receive its distribution fee of Twenty Two and One Half Percent (22.5%) from all sources, for each series, (which shall not include any sub-distributors fees); recoup any and all distribution advances and related out of pocket expenses (including, without limitation, all advertising and marketing expenses). If and only if Realm uses the



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services of a sub-distributor, then the Realm's distribution fee shall be reduced from Twenty Two and One Half Percent (22.5%) to Ten Percent (10%) of gross revenues from all sources, plus related out of pocket expenses (including, without limitation, all advertising and marketing expenses).
          (2) Realm shall be entitled to receive a production fee of Five (5%) percent of the total turnkey production costs of each episode for coordinating production services.

2. (a) In consideration for Realm's investment of time and marketing advances with reference to the two above named intellectual properties, Realm shall receive exclusive distribution rights for the universe in all media and merchandising (including but not limited to broadcast, video, music, publishing, merchandising, CD-ROM, etc...) in perpetuity of the Concepts ("ATOMIC ANTS & GOBLINS") plus a Fifty Percent (50%) of equity participation pursuant to Section 5(f).

     (b) It is acknowledged and agreed between the parties that "ATOMIC ANTS", and "GOBLINS" are two separate intellectual properties, and are to be treated as separate and distinct under this Agreement, WITH NO CROSS COLLATERALIZATION THEREOF. Each property shall open and maintain it's own set of books, and all costs relative to the production, distribution and marketing of each shall be kept on a separate basis.

4. The Producer warrants they are the creators owners of 100% of all rights, title and interest to the "ATOMIC ANTS & GOBLINS" Concepts.

5.   Cash flow from all gross revenues, in order of priority are as follows:
     (a) Third Party distribution and merchandising fees and costs (sub-distribution fee) other than Realm's distribution fees and costs.
     (b)  Production costs, and/or distribution or merchandising advances.
     (c) Distribution and/or merchandising fees and costs (inclusive of sub-distributor fees or barter fees relating to the sale of advertising time, which shall be deducted from the gross revenues if applicable.)
     (d) Scale residuals actually paid by Realm to Third parties on account of the exploitation of the Concept.
     (e) The Producer shall receive a Two (2%) percent unaccountable fee of the total turnkey production costs of each episode for production services. Said 2% is in addition to Producers fee as will be delineated in the agreed upon production budgets.
     (f) With respect to the balance of such revenues, Producer shall retain Fifty Percent (50%) and Realm shall retain the remaining Fifty Percent (50%).

6. (a) Producer and Realm shall have mutual creative control with respect to the Concepts: In the event of a dispute, Realm's and/or assign's decision shall be final provided the creative dispute is at the request of a third party broadcaster and/or merchandiser, and the decision does not materially affect the production budget.
     (b) With regard to game format only, Producer shall have right of first refusal to produce, or appoint an independent third party production company to produce, the CD Rom, cartridge based or any multi-media application of "ATOMIC ANT" and/or "GOBLINS", based upon competitive pricing.

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7.    If Producer notifies Realm in writing, and provides Three (3) choices of
Florida licensed practicing attorneys to provide escrow agent services, specifically pertaining to all gross revenues of the Concepts after Third party distribution and marketing costs, Realm shall choose One (1) of said Three (3) attorneys for a period of One (1) annual year to serve as escrow agent. This process shall be repeated annually and any such cost for the escrow agent services shall be shared equally between Realm and Producer.

8. Producer agrees that, without Realm's prior written consent, Producer shall not disclose, permit or authorize the disclosure (including by Producer's representatives), of any term or condition of the Agreement to any Third party (other than officers, directors, and employees of the parties hereto).

9. Each of the parties shall execute and deliver any further documents or instruments the other may reasonably request to carry out the intent of this Agreement.

10. A formal Agreement, including mutually agreed upon production budgets, will be prepared and executed in due course covering the above terms and conditions and such other incidental and ancillary provisions as are customary and usual with Realm in such Agreements (including provisions relating to warrantees, indemnities, no equitable relief, FCC Section 507, and publicity). This formal Agreement will be promptly prepared on a good faith indication that Realm can arrange financing in accordance with Section 2(a) above. However, until such time as such more formal Agreement is executed, the Agreement, this executed letter Agreement shall constitute a fully binding Agreement between the parties.


Sincerely,

REALM PRODUCTION AND ENTERTAINMENT, INC.

By:  Steven Adelstein
     -----------------------------------
     Steven Adelstein
     President


AGREED TO AND ACCEPTED:


THE ANIMATION FACTORY, INC.

By:
     -----------------------------------

Its: President
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FED ID#: 65-0579082
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Date of Execution:  8/4/97
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                                 AMENDMENT "A"
                               SEPTEMBER 16, 1997



Set forth below are the modified terms and conditions to the "Agreement As of August 4, 1997" as they have been mutually agreed upon herein.

Regarding SECTION 1A "ATOMIC ANTS" - "...additional $7,000 to product to upgrade and complete the existing trailer ..." have been waived by both parties until such time as mutually agreed.



AGREED TO AND ACCEPTED BY:

REALM PRODUCTION AND ENTERTAINMENT, INC.



By: /s/ Steven Adelstein
   -----------------------------------
   Steven Adelstein
   President



THE ANIMATION FACTORY, INC.


By:  /s/ Steven Adelstein
     ---------------------------------

Its: President
     ---------------------------------

Date of Execution:  9/16/97
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